Exhibit 99.1

GlobalSCAPE, Inc. President and CEO to Present at B. Riley & Co. 18th Annual Investor Conference

SAN ANTONIO – May 18, 2017 – GlobalSCAPE, Inc. (NYSE MKT: GSB), a pioneer and worldwide leader in the secure and reliable exchange of business information, has been invited to present at the 18th Annual B. Riley & Co. Investor Conference being held on May 24-25, 2017 at the Loews Santa Monica Beach Hotel in Santa Monica, CA.

Globalscape President and CEO Matt Goulet is scheduled to present on Thursday, May 25 at 4:00 p.m. Pacific Time and will hold one-on-one meetings with institutional investors throughout the day. The presentation will be webcast live and available for replay here.

For additional information or to schedule a one-on-one meeting with Globalscape management, please contact your B. Riley representative.

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in the reliable exchange of mission-critical business data and intellectual property. Globalscape's leading enterprise suite of solutions delivers military-proven security for achieving best-in-class control and visibility of data across multiple locations. Founded in 1996, Globalscape's software and services are trusted by tens of thousands of customers worldwide, including global enterprises, governments, and small and medium enterprises. For more information, visit www.Globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," "expect," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2016 fiscal year, filed with the Securities and Exchange Commission on March 27, 2017.

PRESS CONTACT
Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

INVESTOR RELATIONS CONTACT
Matt Glover or Najim Mostamand
Phone Number: (210) 801-8489
Email: ir@globalscape.com
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